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                                  Exhibit 10.1

                                     FORM OF

                            INDEMNIFICATION AGREEMENT


                  INDEMNIFICATION AGREEMENT between Prime Group Realty Trust, a Maryland real estate investment trust (the "Trust"), and ________________, an officer and/or trustee of the Trust (the "Indemnitee"), dated as of November 17, 1997.

                  WHEREAS, the Indemnitee has agreed to serve as an officer and /or trustee of the Trust; and

                  WHEREAS, the Articles of Amendment and Restatement of the Declaration of Trust of the Trust (the "Declaration of Trust") and the Amended and Restated Bylaws of the Trust (the "Bylaws") provide for certain indemnification of certain of the Trust's officers and each of the Trust's trustees;

                  NOW, THEREFORE, in consideration of the Indemnitee's agreement to serve as an officer and/or trustee of the Trust and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust has agreed to the covenants set forth herein for the purpose of further securing to the Indemnitee the indemnification provided by the Declaration of Trust and the Bylaws.

                  Section 1. In the event that the Indemnitee was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that the Indemnitee is or was a trustee, officer or employee of the Trust or a nominee for any such office or is or was serving at the request of the Trust as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such actual or threatened proceeding is alleged action in an official capacity as a director, officer, employee or agent or a nominee for any such office or in any other capacity while serving as a director, officer, employee or agent, the Indemnitee shall be indemnified and held harmless by the Trust to the fullest extent permitted by the law of the State of Maryland ("Maryland Law") as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Trust to provide broader indemnification rights than said law permitted the Trust to provide prior to such amendment), against all expense, liability

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and loss (including, without limitation, attorneys' fees, judgments, fines,
ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection therewith and such indemnification shall continue as to the Indemnitee if the Indemnitee ceases to be a director, officer, employee, agent or a nominee for any such office and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Indemnification Agreement with respect to proceedings seeking to enforce rights to indemnification, the Trust shall indemnify the Indemnitee in connection with a proceeding (or part hereof) initiated by the Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Trustees of the Trust.

                  Section 2. If a claim under Section 1 of this Indemnification Agreement is not paid in full by the Trust within 30 days after a written claim has been received by the Trust, the Indemnitee may at any time thereafter bring suit against the Trust to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any actual or threatened proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Trust) that the Indemnitee has not met the standards of conduct which make it permissible under Maryland Law for the Trust to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Trust. Neither the failure of the Trust (including its Board of Trustees, independent legal counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Maryland Law, nor an actual determination by the Trust (including its Board of Trustees, independent legal counsel or shareholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

                  Section 3. Following any "change in control" of the Trust of the type required to be reported under Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended, any determination as to entitlement to indemnification shall be made by independent legal counsel selected by the Indemnitee, which independent legal counsel shall be retained by the Board of Trustees on behalf of the Trust.

                  Section 4. The right to indemnification and the payment

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of expenses incurred in defending any actual or threatened proceeding in advance of its final disposition conferred in this Indemnification Agreement shall not be exclusive of any other right which the Indemnitee may have or hereafter acquire under any statute, provision of the Declaration of Trust, Bylaws, agreement, vote of shareholders or disinterested trustees or otherwise.

                  Section 5. In the event that the Trust maintains insurance to protect itself and any trustee or officer of the Trust against any expense, liability or loss, such insurance shall cover the Indemnitee to at least the same extent as any other trustee or officer of the Trust.

                  Section 6. The right to indemnification conferred by this Indemnification Agreement shall include the right to be paid by the Trust the expenses incurred in defending any actual or threatened proceeding in advance of its final disposition; provided, however, that if Maryland Law requires, the payment of such expenses incurred by the Indemnitee in the Indemnitee's capacity as a trustee or officer (and not in any other capacity in which service was or is rendered by the Indemnitee while a trustee or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of any actual or threatened proceeding, shall be made only upon delivery to the Trust of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Indemnification Agreement or otherwise.

                  Section 7. This Indemnification Agreement may not be changed, modified or amended except in writing signed by the parties hereto.

                            [signature page follows]

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                  IN WITNESS WHEREOF, the Trust and the Indemnitee have executed this Indemnification Agreement in duplicate on the day and year first above written.

                                                     PRIME GROUP REALTY TRUST


                                                     By:
                                                        -----------------------
                                                   Name:
                                                        -----------------------
                                                  Title:
                                                        ------------------------

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